UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2021

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $.01 par value per share	IRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement Amendment

On December 12, 2021, Iron Mountain Incorporated (the “Company”) obtained a technical amendment (the “Amendment”) to the Credit Agreement, dated as of June 27, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alia, the Company, the other borrowers and guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent. The Amendment will allow the Company to treat Intercept Parent, Inc. (“ITRenew”) as a wholly-owned subsidiary under the Credit Agreement in connection with the Company’s acquisition (the “Acquisition”) of ITRenew pursuant to the acquisition agreement dated December 10, 2021 among Iron Mountain Information Management Services, Inc. (“IMIMS”), ITRenew, Intercept Intermediate II, L.L.C., solely for certain limited purposes, the Company, and the other signatories thereto, notwithstanding that IMIMS will acquire approximately 80% of the equity of ITRenew at the closing of the Acquisition. Except for the technical amendments described above, the terms of the Credit Agreement are unchanged, including as to maturity, amortization, events of default and interest rate.

As of September 30, 2021, the Company had approximately $310 million, $206 million and $674 million of outstanding borrowings under the Revolving Credit Facility, the Term Loan A Facility and Term Loan B Facility, respectively, under the Credit Facility.

The above description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the Amendment and the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Fifth Amendment, dated as of December 12, 2021, to Credit Agreement, dated as of June 27, 2011, as amended and restated, among the Company, certain other subsidiaries of the Company party thereto, the lenders and other financial institutions party thereto, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent. (Filed herewith)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Barry Hytinen
Name:	Barry Hytinen
Title:	Executive Vice President and Chief Financial Officer

Date: December 15, 2021